CAPITAL CITY BANK GROUP, INC.
        Proxy for Annual Meeting of Share Owners April 23, 1998

The undersigned Share Owner of Capital City Bank Group, Inc. (the "Company") does hereby nominate, constitute and appoint Randolph M. Pople and Dale A. Thompson, or any one of them (with full power to act alone), my true and lawful attorney(s) proxy(ies) with full power of substitution, for me and in my name, place and stead to vote all the Common Stock of the Company, standing in my name on its books as of the close of business on Tuesday, March 3, 1998, at the annual meeting of its Share Owners to be held at the Florida State Conference Center, 555 West Pensacola Street, Tallahassee, Florida, on Thursday, April 23, 1998, at 4:00 p.m., or at any adjournments thereof with all the power the undersigned would possess if personally present.

(1) To elect two (2) Class I directors of the Company to serve a term of three (3) years each, or until their successors are duly elected and qualified, except as individually marked to the contrary below.

    Nominees: Cader B. Cox, III
              William G. Smith, Jr.

    FOR ___________     WITHHOLD __________

    INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

(2) To ratify the appointment of Arthur Andersen LLP as auditors for the Company for the fiscal year ending December 31, 1998.

    FOR ___________     AGAINST __________     ABSTAIN __________

(3) In the discretion of the Board of Directors of the Company, to approve such other business as may be properly brought before the meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THESE PROPOSALS.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS GIVEN AS TO A PARTICULAR PROPOSAL OR PROPOSALS, THIS PROXY WILL BE VOTED "FOR" SUCH PROPOSAL OR PROPOSALS.

The undersigned Share Owner(s) hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Signature)
(Signature)
Dated:

Note: When signed as attorney, personal representative, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. If owned jointly, at least one joint owner must sign. If by a corporation please sign full name by president or other authorized officer. If by a partner ship please sign by an authorized person.

April 3, 1998

Dear Fellow Share Owners:
You are cordially invited to attend the Annual Meeting of Share Owners of Capital City Bank Group, Inc., scheduled for 4:00 p.m., Thursday, April 23, 1998, at the Florida State Conference Center, 555 West Pensacola Street, Tallahassee, Florida. Your Board of Directors encourages the vote of every Share Owner. The meeting will begin at 4:00 p.m. I hope you will come early and join your friends for light refreshments at 3:30 p.m.

Whether or not you plan to be present at the Annual Meeting, it would be most helpful if you would execute the enclosed Proxy and return it by Friday, April 10, 1998. A postage-paid envelope is enclosed for your convenience.

Sincerely,
/s/ William G. Smith, Jr.
William G. Smith, Jr.
President and Chief Executive Officer

                    CAPITAL CITY BANK GROUP, INC.
                      217 North Monroe Street
                    Tallahassee, Florida  32301

              NOTICE OF ANNUAL MEETING OF SHARE OWNERS
                     TO BE HELD APRIL 23, 1998

NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Meeting") of Share Owners of Capital City Bank Group, Inc., (the "Company") will be held at the Florida State Conference Center, 555 West Pensacola Street, Tallahassee, Florida, on Thursday, April 23, 1998, at 4:00 p.m., for the following purposes:

(1) To elect two Class I directors of the Company to serve for a term of three years each, or until their successors are duly elected and qualified.

(2) To ratify the appointment of Arthur Andersen LLP as auditors for the Company for the fiscal year ending December 31, 1998; and

(3) To transact any and all such other business as may properly come before the meeting or any adjournment thereof.

Information relating to the above matters is set forth in the accompanying Proxy Statement dated April 3, 1998.

Only Share Owners of record at the close of business on Tuesday, March 3, 1998, will be entitled to receive notice of and to vote at the Meeting.

By Order of the Board of Directors,
/s/ J. Kimbrough Davis
J. Kimbrough Davis
Corporate Secretary

Tallahassee, Florida
April 3, 1998

WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY. A SELF-ADDRESSED, STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. SHARE OWNERS WHO ARE PRESENT AT THE MEETING MAY REVOKE THEIR PROXY AND VOTE IN PERSON IF THEY SO DESIRE.

                            SCHEDULE 14A
                           (Rule 14a-101)
               INFORMATION REQUIRED IN PROXY STATEMENT
                      SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the
                  Securities Exchange Act of 1934

Filed by the Registrant   X

Filed by a Party other than the Registrant

Check the appropriate box:

  Preliminary Proxy Statement

  Confidential, For Use of the Commission Only
  (as permitted by Rule 14a-6(e)(2))

  Definitive Proxy Statement    X

  Definitive Additional Materials

  Soliciting Material Pursuant to Rule 14a-11(c) on Rule 14a-12

                   Capital City Bank Group, Inc.
          (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check appropriate box):

No fee required.    X

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials:

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing and registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement no.:

(3) Filing Party:

(4) Date Filed:

                     CAPITAL CITY BANK GROUP, INC.
                       217 North Monroe Street
                     Tallahassee, Florida 32301

                          PROXY STATEMENT

                   ANNUAL MEETING OF SHARE OWNERS

                          APRIL 23, 1998

Purpose of Solicitation

The Annual Meeting of the Share Owners (the "Meeting") of Capital City Bank Group, Inc., (the "Company") will be held at the Florida State Conference Center, 555 West Pensacola Street, Tallahassee, Florida, on Thursday,
April 23, 1998, at 4:00 p.m., for the purposes set forth in the attached Notice of Annual Meeting of Share Owners and in this Proxy Statement.

The accompanying Proxy is solicited on behalf of the Company's Board of Directors, at the expense of the Company, in connection with such Meeting and any adjournment thereof. This Proxy Statement and the enclosed Proxy are being mailed to Share Owners on or about April 3, 1998.

Voting and Revocability of Proxies

When the Proxy is properly executed and returned to the Company, it will be voted as directed by the Share Owner executing it unless it is revoked prior to the vote of the Share Owners at the Meeting. If no directions are given on the Proxy, the shares represented by the Proxy will be voted (i) FOR the election of the two Class I directors as named herein to serve as directors of the Company for a term of three years, or until their successors are duly elected and qualified, (ii) FOR the ratification of the appointment of Arthur Andersen LLP as the Company's auditors for the fiscal year ending December 31, 1998, and (iii) as determined by the Board of Directors on any other matter which may properly be brought at the meeting.

Any person giving a Proxy may revoke it at any time before it is exercised by the execution of another Proxy bearing a later date or by written notification to the Corporate Secretary of the Company. Share Owners who are present at the Meeting may revoke their Proxy and vote in person if they so desire.

Voting Requirements

Under the Bylaws of the Company, a majority of the shares of the Company's common stock, par value $.01 per share (the "Common Stock"), entitled to vote will constitute a quorum at a meeting of Share Owners. The presence of a quorum at the Meeting, either in person or by written proxy, and a favorable vote of a plurality of the shares represented and voted at the Meeting shall be required for the election of directors and ratification of the auditors.

Abstentions and broker non-votes shall not be counted for purposes of election or ratification. None of the proposals to be considered at the Meeting shall create dissenters' rights under the Florida Business Corporation Act.

Persons Entitled to Vote and Principal Share Owners

Only Share Owners of record at the close of business on Tuesday, March 3, 1998 (the "Record Date"), are entitled to notice of and to vote at the Meeting or any adjournments thereof. Each share of Common Stock entitles the holder to one vote on any matter coming before the Meeting. As of the Record Date, there were 5,886,678 shares of Common Stock of the Company issued and outstanding which were held of record by approximately 1,194 Share Owners.

SHARE OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHARE OWNERS

Persons and groups beneficially owning in excess of 5% of the Common Stock are required to file certain reports with respect to such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The following table sets forth, as of March 3, 1998, certain information as to the Common Stock beneficially owned by: (i) all persons who have filed the reports required of persons owning more than 5% of the Common Stock or who were known to the Company to beneficially own more than 5% of the Common Stock outstanding as of March 3, 1998, (ii) each director, (iii) the executive officers of the Company named in the Summary Compensation Table (the "named executive officers"), and (iv) all executive officers and directors of the Company as a group.

Name and Address of                 Amount and Nature                   Percent of
Shares Beneficial Owner         of Beneficial Ownership(1)         of Common Stock Outstanding
DuBose Ausley
Post Office Box 391
Tallahassee, Florida 32302          423,604(2)                             7.20%

Godfrey Smith
Post Office Box 900
Tallahassee, Florida 32302        1,061,613(3)(4)                         18.03%

R. H. Smith
Post Office Box 11248
Tallahassee, Florida 32302          994,031(12)(14)                       16.89%

William G. Smith, Jr.
Post Office Box 11248
Tallahassee, Florida 32302        1,976,676(5)(15)                        33.58%

Thomas A. Barron                    169,854(6)                             2.89%

Cader B. Cox, III                     4,635                                 **

J. Kimbrough Davis                   21,376(7)                              **

John K. Humphress                    78,299(8)                             1.33%

Lina S. Knox                         46,150(9)(10)                          **

Payne H. Midyette, Jr.              170,688(11)                            2.90%

William N. Mitchell(13)              10,287                                 **

All Directors and Executive
Officers as a Group (13 persons)  3,015,383(16)                           51.22%
** Less than 1%.

(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has or shares voting or investment power with respect to such Common Stock or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named individuals exercise sole voting and investment power over the shares of the Common Stock. Share amounts have been rounded to the nearest whole share.
(2) Includes (i) 121,784 shares held in trust under which Mr. Ausley serves as trustee and has sole voting and investment power; (ii) 20,000 shares owned by a corporation of which Mr. Ausley is Chairman and as to which Mr. Ausley controls voting and investment power; (iii) 33,620 shares held in trusts under which Mr. Ausley serves as a trustee and has shared voting and investment power;
    and (iv) 2,950 shares owned by Mr. Ausley's wife, of which he disclaims beneficial ownership.
(3) Includes 104,854 shares held by Mr. Smith's wife, to which he disclaims beneficial ownership. Of the 1,061,613 shares beneficially owned by Godfrey Smith, 956,759 shares are also beneficially owned by William G.
    Smith, Jr.
(4) Godfrey Smith is the father of William G. Smith, Jr. and R. H.
    Smith, and the uncle of Lina S. Knox.
(5) Includes (i) 33,202 shares in accounts for his children for which Mr. Smith is Custodian; (ii) 956,759 shares directly owned by Godfrey Smith over which Mr. Smith has voting and investment power pursuant to a power of attorney granted by Godfrey Smith; (iii) 228,369 shares held in certain trusts under which Mr. Smith shares voting and investment power as a co-trustee; (iv) 223,057 shares held by a partnership under which Mr. Smith shares voting and investment power; and (v) 13,990 shares owned by Mr. Smith's wife, directly and through an Individual Retirement Account, all of which he disclaims beneficial ownership. Of the 1,976,676 shares beneficially owned by William G. Smith, Jr., 956,759 shares are also beneficially owned by Godfrey Smith and 451,426 shares are also beneficially owned by R. H. Smith.
(6) Includes (i) 69,028 shares held in trusts under which Mr. Barron serves as trustee; (ii) 306 shares for which Mr. Barron has power of attorney and may be deemed to be a beneficial owner; and
    (iii) 11,000 shares owned by Mr. Barron's wife, of which he disclaims beneficial ownership.
(7) Includes (i) 608 shares in accounts for his children for which Mr. Davis is Custodian; (ii) 8,448 shares owned jointly with his wife; and (iii) 2,384 shares owned by Mr. Davis's wife, directly and through an Individual Retirement Account, all of which he disclaims beneficial ownership.
(8) Includes (i) 51,580 shares held by a limited partnership of which Mr. Humphress is a general partner and shares voting and investment power; (ii) 1,894 shares owned jointly with his wife;
    (iii) 1,400 shares in accounts for his children for which Mr. Humphress is Custodian; and (iv) 735 shares owned by Mr.
    Humphress's wife, directly and through an Individual Retirement Account, all of which he disclaims beneficial ownership.
(9) Includes 1,600 shares owned jointly by Ms. Knox and her husband.
(10) Ms. Knox is the first cousin of R. H. Smith and William G. Smith, Jr., and the niece of Godfrey Smith.
(11) Includes (i) 62,040 shares for which Mr. Midyette has power of attorney and may be deemed to be a beneficial owner; and (ii)
     46,234 shares owned by Mr. Midyette's wife, of which he disclaims beneficial ownership.
(12) Includes (i) 42,522 shares in accounts for his children for which Mr. Smith is Custodian; (ii) 228,369 shares held in certain trusts under which Mr. Smith shares voting and investment power as a cotrustee; (iii) 223,057 shares held by a partnership under which Mr. Smith shares voting and investment power; and (iv) 17,664 shares owned by Mr. Smith's wife, of which he disclaims beneficial ownership. Of the 994,031 shares beneficially owned by R. H. Smith, 451,426 shares are also beneficially owned by William G. Smith, Jr.
(13) Mr. Mitchell retired from all positions as an executive officer of the Company on January 1, 1998.
(14) R. H. Smith is the son of Godfrey Smith, the brother of William
     G. Smith, Jr., and the first cousin of Lina S. Knox.
(15) William G. Smith, Jr. is the son of Godfrey Smith, the brother of
     R. H. Smith and the first cousin of Lina S. Knox.
(16) Includes 8,960 shares owned by three executive officers not listed in this table.

PROPOSAL ONE
ELECTION OF DIRECTORS

Pursuant to the Company's Amended and Restated Articles of Incorporation, the Board of Directors is divided into three classes, designated Class I, Class II and Class III. The Company's Amended and Restated Articles of Incorporation provide that, beginning with the 1998 Annual Meeting of Share Owners, directors of the class standing for re-election at each annual meeting are to be elected for terms of three years or until their successors are duly elected and qualified.

At the Meeting, two persons will be elected as Class I directors. It is intended that the persons named in the proxies solicited by the Board of Directors will vote for the election of the named nominees. If any nominee is unable to serve, the shares represented by all valid proxies which have not been revoked will be voted for the election of such substitute as the Board of Directors may recommend, or the Board of Directors may by resolution reduce the size of the Board to eliminate the resulting vacancy. At this time, the Board of Directors knows of no reason why any nominee might be unavailable to serve. Cader B. Cox, III and William G. Smith, Jr. currently serve as Class I directors and have been nominated for election by the Board of Directors as Class I directors at the Meeting. If elected, Messrs. Cox and Smith will serve as Class I directors until the 2001 Annual Meeting. Godfrey Smith, Thomas A. Barron and Lina S. Knox currently serve as Class II directors until the 1999 Annual Meeting. John K. Humphress, Payne H. Midyette, Jr. and DuBose Ausley currently serve as Class III directors until the 2000 Annual Meeting.

Information Regarding Director Nominees, Continuing Directors and
Executive Officers

The following table sets forth information with respect to the continuing directors, director nominees and executive officers of the Company. The nominees listed below have indicated they are willing and able to serve as directors if elected.

                       Age as
                       of the
                       Record        Positions with the Company and
Name                    Date         Business Experience During the Last Five Years
Class I Director
Nominees:
Cader B. Cox, III        48          A director since October 1994, he has been President of Riverview
                                     Plantation, Inc., a resort/agricultural company, since June 1976.

William G. Smith, Jr.    44          A director since 1982, he was elected President and Chief Executive Officer of the Company and Chairman of Capital City Bank in January 1995. Mr. Smith served as
                                     Executive Vice President and Chief Operating Officer of the Company from 1987 to
                                     1995 and President and Chief Executive Officer of Capital City First National
                                     Bank of Tallahassee from 1989 to 1995. Mr. Smith is the son of Godfrey Smith and the first cousin of Lina S. Knox.
Continuing Class II
Directors:

Thomas A. Barron         45          A director since 1982, he is Treasurer of the Company and was elected President of
                                     Capital City Bank in January 1995. He served as President of Capital City Second
                                     National Bank from 1979 to 1995 and President of Industrial National Bank from
                                     1982 to 1995.

Lina S. Knox             53          A director since January 1998, she is a community volunteer. Ms. Knox is the first cousin of William G. Smith, Jr. and the niece of Godfrey Smith.

Godfrey Smith            83          A director since 1982, he was elected Vice Chairman of the Company and Capital City Bank in January 1995. Mr. Smith served as President of the Company from 1982 to 1995.
                                     Mr. Smith is the father of William G. Smith, Jr. and the uncle of Lina S. Knox.
Continuing Class III
Directors:

DuBose Ausley            60          A director since 1982, he is Chairman of the Board of the Company. Mr. Ausley is Chairman
                                     of the law firm of Ausley & McMullen and has served as a director of TECO
                                     Energy, Inc., since 1992. In March of 1993, Mr. Ausley was elected to the Board of Sprint Corporation and he served as a director of Centel Corporation from
                                     1982 to 1993.

John K. Humphress        49          A director since October 1994, he has been a shareholder in Krause Humphress Pace&
                                     Wadsworth, Chartered CPA's, since 1973.

Payne H. Midyette, Jr.   70          A director since 1983, he is Chairman of the Executive Committee of Midyette-Moor, a
                                     division of Palmer & Cay/Carswell, Inc. From 1985 to 1992, he was Chairman of
                                     Alexander & Alexander, Inc., a Florida corporation, d/b/a Midyette-Moor
                                     Insurance Agency.
Other Executive
Officers:

Randolph K. Briley       51          Mr. Briley was elected Executive Vice President and Relationship Banking Manager of
                                     Capital City Bank in January 1995. He served as Executive Vice President of
                                     First National Bank from April 1990 to January 1995.

J. Kimbrough Davis       44          Mr. Davis was elected Executive Vice President and Chief Financial Officer of the Company
                                     in January 1997. He served as Senior Vice President and Chief Financial Officer from 1991 to 1997 and in January 1997 he was elected Executive Vice President and Chief Financial Officer of Capital City Bank.

Mitchell R. Englert      44          Mr. Englert was elected Executive Vice President and Retail Banking Manager of Capital
                                     City Bank in January 1995. He served as President of City National Bank from
                                     July 1989 to 1995.

Karen H. Love            48          Ms. Love was elected Executive Vice President of Capital City Bank in October 1997.
                                     Ms. Love has over 25 years of experience in residential mortgage lending. From
                                     1996 to 1997, Ms. Love was Senior Vice President of Residential Mortgage
                                     Lending of Capital City Bank. From 1994 to 1996, Ms. Love was Senior Vice
                                     President of Residential Mortgage Lending with First Federal Bank, which was acquired by the Company on July 1, 1996. From 1981 to 1994, Ms. Love
                                     was Senior Vice President of Residential Mortgage Lending with Andrew
                                     Jackson Savings Bank, located in Tallahassee, Florida.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHARE OWNERS VOTE "FOR" THE ELECTION OF CADER B. COX,
III AND WILLIAM G. SMITH, JR. AS CLASS I DIRECTORS OF THE COMPANY.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Company's Board of Directors (the "Board") conducts its business through meetings of the Board and its committees. The Board of Directors of the Company meets monthly and may have additional special meetings.
During the year ended December 31, 1997, the Board met 13 times.
All directors attended at least 75% of the sum of (i) the total number of Board meetings held during the year ended December 31, 1997, and (ii) the total number of meetings held by committees on which each such director served during such fiscal year.

The Company's Board of Directors has a standing Audit Committee which for fiscal year 1997 consisted of Cader B. Cox, III, John K. Humphress, and Payne H. Midyette, Jr. Mr. Humphress serves as the Audit Committee's chairman. The Audit Committee has the responsibility of recommending the independent auditors; reviewing and approving the annual plans of the independent auditors;
approving the annual financial statements; reviewing regulatory reports; reviewing and approving the annual plan for the internal audit department, as well as a summary report of such department's findings and recommendations; and monitoring and reviewing the Company's compliance with FDICIA 112. The Audit Committee met three times in fiscal year 1997. The Board of Directors does not have a standing nominating committee, as the full Board performs this function.

Compensation Committee Interlocks and Insider Participation

For fiscal year 1997, the Compensation Committee consisted of directors Cader B. Cox, III, John K. Humphress, and Payne H.
Midyette, Jr. Mr. Midyette serves as the Compensation Committee's chairman. The Compensation Committee meets periodically to evaluate the compensation and fringe benefits of the Company's President and Chief Executive Officer, and to recommend changes to the Board.
This committee met four times in fiscal year 1997.

Director Compensation

In 1997, the Company paid directors fees of $400 per meeting of the full Board of Directors attended, plus a $2,500 retainer fee. Members of committees of the Board of Directors are paid a fee of $50 per hour for each meeting attended, and the chairman of each committee annually receives an additional $1,000 chairman's fee. Directors who are officers of the Company are not paid directors fees or a retainer. On February 23, 1996, the Company adopted the 1996 Director Stock Purchase Plan, which, as of January 1, 1997, gave directors of the Company the ability to purchase shares of Common Stock at a 10% discount from fair market value, as determined on January 1 of each year, in an amount not to exceed the aggregate of their annual retainer and monthly fees received from their service as directors in the previous calendar year.

Compensation Committee Report

The Compensation Committee is responsible for making recommendations to the Board of Directors regarding compensation of Mr. William G.
Smith Jr., the Company's President and Chief Executive Officer. The primary objective of the Committee is to establish a level of total compensation which is competitive while assuring it is reflective of the Company's performance. Compensation should be designed to strengthen Company performance and enhance Share Owner value. To achieve these objectives, the Company's compensation program ties a significant portion of the President and Chief Executive Officer's compensation to the Company's success in meeting specified performance goals which the Committee believes enhance Share Owner value.

In 1997, the Compensation Committee engaged an independent executive compensation consultant to assist in its assessment and evaluation of the appropriateness of the compensation of the President and Chief Executive Officer. The Company has established a peer group of banks as a guide for determining the level of compensation. The banks in the peer group were chosen based on the similarities with the Company relative to size and markets served.

It is the intention of the Company to maintain moderate increases in salary and to provide additional opportunity through performance-based incentives. During 1997, Mr. William G. Smith Jr.'s compensation was based upon earnings growth, stock price appreciation and other designated financial performance measurements, including operating efficiency, asset quality and growth.

A description of each of the major elements of Mr. William G. Smith, Jr.'s 1997 compensation and its specific relationship to corporate performance and a summary of the decisions and actions taken by the Compensation Committee with regard to his compensation are described below.

Base salary is determined principally by the responsibilities required by the position, the experience of the individual, and the competitive market. Mr. William G. Smith, Jr. was elected to serve as President and Chief Executive Officer of the Company as of January 1, 1995. There has been no adjustment to his base salary since 1993, although he has assumed additional responsibilities during such time. Instead, Mr. William G. Smith, Jr. has had the opportunity to earn additional compensation under various performance-based compensation plans.

The profit participation plan enables executive officers to earn a cash incentive based on the Company's and/or its subsidiaries' profitability targets, established at the beginning of the year by the Board of Directors for the Company and for each of its subsidiaries. The amount of cash incentive which may be earned increases or decreases, within a range, by a multiple of the percentage by which net income exceeds or falls short of the established profit goals. The goals are based upon earnings performance. The Committee believes improved earnings performance will translate into long-term increases in Share Owner value.

Mr. William G. Smith, Jr.'s annual incentive under this plan was tied directly to the Company's actual profitability for 1997 compared to targeted profitability. It is the Committee's belief his performance and influence are best measured by the Company's profitability. In 1997, his incentive compensation represented 54% of his total cash compensation.

Pursuant to the Company's 1996 Associate Incentive Plan (the "1996 Incentive Plan"), Mr. William G. Smith, Jr. was eligible to earn shares of Common Stock. Actual grants are determined by the Board based on the achievement of short-term and long-term performance goals. These goals are set by the Board with reference to several performance factors. The factors are generally based on financial performance, including earnings, operating efficiency, asset quality and growth.

Specific targets and weightings used for establishing short- term and long-term performance goals are subject to change at the beginning of each measurement period, and are influenced by the Board's desire to emphasize performance in certain areas. In addition to stock earned in 1997, the Company provided a cash payment equal to 28% of the value of stock as a partial offset to the tax liability incurred by Mr. William G. Smith, Jr.

On January 29, 1998, Mr. William G. Smith, Jr., received a payout of 900 shares under the Company's 1996 Incentive Plan, with a fair market value as of December 31, 1997, of $40.50 per share, based upon the achievement of predetermined short-term performance goals for 1997. The opportunity at maximum performance was 1,000 shares.

On that same date, Mr. Smith also received a payout of 3,604 shares, with a fair market value as of December 31, 1997, of $40.50 per share, based upon the achievement of long-term performance goals for the three year period ended December 31, 1997. The opportunity at maximum performance was 4,239 shares.

On January 1, 1997, Mr. William G. Smith, Jr., was also entitled to receive 15,000 shares of restricted stock pursuant to the terms of an award granted under the 1996 Incentive Plan. This restricted stock award vests in five 3,000-share increments as the Company's stock meets certain price thresholds as provided in the award agreement. Any shares received by Mr. Smith are subject to forfeiture if Mr. Smith's employment is terminated under certain conditions and subject to certain limitations during a five-year period from January 1, 1997. On December 19, 1997, Mr. Smith was granted 12,000 shares of Common Stock in accordance with the provisions of this award. As of such date, the closing price of the Common Stock was $40.25 per share. On February 27, 1998, Mr. Smith received the remaining 3,000 shares subject to this award. As of such date, the closing price of the Common Stock was $43.875 per share.

The Committee believes that the executive compensation program described in this Report serves the interests of the Share Owners and the Company. Compensation is linked to individual and Company shortand long-term performance objectives. The Committee will continue to ensure that the compensation program, and each element therein, meets the Company's business objectives and philosophy.

Compensation Committee

/s/ Cader B. Cox, III
Cader B. Cox, III

/s/ John K. Humphress
John K. Humphress

/s/ Payne H. Midyette, Jr.
Payne H. Midyette, Jr.

       EXECUTIVE OFFICERS, COMPENSATION AND OTHER INFORMATION

Executive Officers

Executive officers are elected annually by the Board of Directors of the Company at its meeting following the Annual Meeting of Share Owners to serve for a one year term and until their successors are elected and qualified. Messrs. Ausley, Barron, Godfrey Smith and William G. Smith, Jr. serve as directors and executive officers of the Company. For information pertaining to the business experience and other positions held by these four individuals, see "PROPOSAL ONE ELECTION OF DIRECTORS-Information Regarding Director Nominees, Continuing Directors and Executive Officers."

Transactions with Management and Related Parties

During 1997, Capital City Bank, a wholly-owned subsidiary of the Company, had outstanding loans to certain of the Company's directors, executive officers, their associates and members of the immediate families of such directors and executive officers. These loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. These loans do not involve more than the normal risk of collectability or present other unfavorable features.

DuBose Ausley, Chairman of the Board, is Chairman of Ausley &
McMullen, the Company's general counsel. During 1997, the Company and the Company's subsidiaries paid legal fees to this law firm of approximately $295,000.

Capital City Bank's Apalachee Parkway Office is located on land leased from the Smith Interests General Partnership ("SIGP") in which Godfrey Smith, William G. Smith, Jr., R. H. Smith and Lina S. Knox are partners. In addition, a trust for the benefit of Elaine W. Smith, Godfrey Smith's sister-in-law, of which DuBose Ausley, Chairman of the Board, is trustee, is also a partner of SIGP. As trustee of this trust, Mr. Ausley has the power to vote the SIGP interests owned by the trust. Lease payments during 1997 from the Company to SIGP totaled approximately $65,000.

Executive Compensation

The following summary compensation table sets forth information concerning compensation for services in all capacities earned or paid to the Company's President and Chief Executive Officer and the four other most highly compensated executive officers of the Company who earned over $100,000 in aggregate salary, bonus and other compensation in the fiscal year ended December 31, 1997.

                    SUMMARY COMPENSATION TABLE
                                                                                      Long-Term
                          Annual Compensation                                Compensation
Name and              Fiscal                         Other Annual     Restricted        LTIP
Principal Position     Year     Salary     Bonus     Compensation     Stock Awards    Payouts(1)
William G. Smith, Jr.  1997   $132,000    $254,250(2)  $51,075(3)     $483,000(4)     $145,962
President and Chief    1996   $132,000    $230,580(2)  $94,550(3)         --          $315,000
Executive Officer      1995   $132,000    $170,494(2)  $ 2,938(3)         --               --

Thomas A. Barron       1997   $150,000    $229,936(2)  $48,535(3)         --          $145,346
Treasurer              1996   $150,000    $206,856(2)  $65,068(3)         --          $210,000
                       1995   $148,000    $153,461(2)  $ 2,929(3)         --               --

Godfrey Smith          1997   $100,000    $ 75,000        --              --               --
Vice Chairman          1996   $125,000    $ 75,000        --              --               --
                       1995   $150,000    $ 75,000        --              --               --

William N. Mitchell    1997   $ 97,100    $ 94,488(2)  $11,839(3)         --            $35,562
President,             1996   $ 95,900    $ 85,338(2)  $ 2,222(3)         --               --
Capital City Services  1995   $ 95,900    $ 60,000                        --               --
Co.(5)

J. Kimbrough Davis     1997   $105,000    $ 69,486(2)  $22,861(3)         --            $64,962
Executive Vice         1996   $ 99,999    $ 68,310(2)  $ 5,015(3)         --               --
President and Chief    1995   $ 90,000    $ 47,086(2)  $ 1,312(3)         --               --
Financial Officer

(1) The dollar value of all payouts made pursuant to long-term performance awards granted under the 1996 Incentive Plan.

(2) Includes cash incentives and the dollar value of short-term incentive stock awards.

(3) Consists of cash bonuses paid as a tax supplement to participants in the 1996 Incentive Plan.

(4) On January 1, 1997, Mr. Smith was entitled to receive 15,000 shares of Common Stock as a restricted stock award under the 1996 Incentive Plan. This award vests in five 3,000-share increments as the Company's stock meets certain price thresholds as provided in the award agreement. The shares received by Mr. Smith are subject to forfeiture if Mr. Smith's employment is terminated under certain conditions and subject to certain limitations during a five-year period from the date of the award. On December 19, 1997, Mr. Smith was granted 12,000 shares of Common Stock in accordance with the provisions of this award. As of such date, the closing price of the Common Stock was $40.25 per share.
    On February 28, 1998, Mr. Smith received the remaining 3,000 shares subject to this award, which does not appear in the table above.  As of such date, the closing price of the Common Stock was $43.875 per share.

(5) On January 1, 1998, Mr. Mitchell retired from all positions as an executive officer of the Company.
    No long-term performance share units were awarded in 1997 to the Company's President or any of the other named executive officers.

1996 Associate Incentive Plan

The 1996 Incentive Plan was adopted by the Share Owners of the Company on April 30, 1996. The 1996 Incentive Plan became effective on February
23, 1996, and awards may be made until December 31, 2005. Under the 1996 Incentive Plan, key associates of the Company who have been selected as participants are eligible to receive awards in various forms of equity-based incentive compensation, including stock options, stock appreciation rights, restricted stock awards, performance share units and phantom stock, and awards consisting of combinations of such incentives. The aggregate number of shares of Common Stock made subject to awards under the 1996 Incentive Plan may not exceed 500,000, subject to adjustment in certain circumstances. The 1996 Incentive Plan is administered by the Board of Directors. The Board has the authority, subject to the provisions of the 1996 Incentive Plan, to establish, adopt or revise such rules and regulations and to make all such determinations relating to the 1996 Incentive Plan as it may deem necessary or advisable for the administration of the 1996 Incentive Plan.

The Board is authorized to establish long-term performance share programs to be effective over designated award periods of not less than one year nor more than five years. At the beginning of each award period, the Board establishes in writing performance goals based upon financial or other objectives for the Company for such award period. Performance goals may include financial or other measures of corporate performance and may be determined on an individual basis or by categories of participants. The Board has the discretionary authority to adjust performance goals or performance measurement standards as it deems equitable in recognition of extraordinary or non-recurring events experienced during an award period by the Company or by any other corporation whose performance is relevant to the determination of whether performance goals have been attained. The Board determines the number of performance share units to be awarded, if any, to each participant who is selected to receive an award. The Board may add new participants to a performance share program after its commencement by making pro rata grants. At the completion of a performance share program, or at other times as specified by the Board, the Board will calculate the number of shares earned with respect to each participant's award by multiplying the number of performance share units granted to the participant by a performance factor representing the degree of attainment of the performance goals.

1995 Associate Stock Purchase Plan

The Company's 1995 Associate Stock Purchase Plan (the "1995 Purchase Plan") was adopted by the Share Owners of the Company on April 26, 1995, and was amended by the Board of Directors on February 27, 1998. The 1995 Purchase Plan became effective on March 20, 1995. Up to 300,000 shares of Common Stock may be purchased under the 1995 Purchase Plan, subject to adjustment in certain circumstances. The purpose of the 1995 Purchase Plan is to provide associates of the Company and its Designated Subsidiaries (as defined in the 1995 Purchase Plan) who do not own 5% or more of all outstanding Common Stock on a fully diluted basis (i.e., after taking into account outstanding stock options and other Common Stock equivalents), with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions or other contributions. The 1995 Purchase Plan is intended to qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). On February 27, 1998, the Board of Directors amended the 1995 Purchase Plan to delete the one-year service requirement and to remove certain restrictions on administration that had previously been required by Rule 16b-3 promulgated under the Exchange Act prior to its amendment by the Securities and Exchange Commission (the "Commission") in November 1996. Under the terms of the 1995 Purchase Plan, the shares of the Common Stock purchased by participants are purchased directly from the Company. The 1995 Purchase Plan provides that Common Stock may be purchased at a discount, not to exceed 15 percent, which is to be fixed by the Board of Directors from time to time.

In fiscal year 1997, 33,422 shares of the Common Stock were purchased under the 1995 Purchase Plan. The Board of Directors has the right to amend or terminate the 1995 Purchase Plan at any time, provided that no such amendment or termination may adversely affect purchase rights previously granted, except that an offering period may be terminated by the Board of Directors on any exercise date if the Board of Directors determines that the termination of the 1995 Purchase Plan is in the best interests of the Company and its Share Owners.

1997 401(k) Profit Sharing Plan

On October 1, 1997, the Company adopted the 1997 Capital City Bank Group, Inc. 401(k) Profit Sharing Plan, as amended (the "401(k)
Plan"). The purpose of the 401(k) Plan is to serve as a supplementary retirement plan for employees who are eligible to participate. It is primarily intended to provide a convenient program of regular savings and investment for eligible employees. The 401(k) Plan is presently administered by the Retirement Committee of Capital City Bank, a wholly-owned subsidiary of the Company, and Capital City Trust
Company, an indirect wholly-owned sub-
sidiary of the Company, serves as trustee of the trust fund into which funds contributed under the 401(k) Plan and the earnings thereof are held. One investment option provided by the 401(k) Plan is a fund of the Company's Common Stock. Up to 50,000 shares of Common Stock may be purchased under the 401(k) Plan. During fiscal year 1997, a total of 287 shares of Common Stock were issued under the 401(k) Plan.

Supplemental Employee Retirement Plan

In September 1995, the Board of Directors of the Company approved a supplemental employee retirement plan (the "Supplemental Plan") for Mr. William G. Smith, Jr., and Mr. Thomas A. Barron, effective as of
January 1, 1996. The Supplemental Plan is designed to restore a portion of the benefits of Messrs. Smith and Barron which they would otherwise receive under the Retirement Plan (as hereinafter defined), but for limitations imposed pursuant to provisions of the Code. In general, participants under the Retirement Plan receive benefits determined pursuant to a formula which is based on average monthly compensation. Because of the above-referenced limitations, the relative benefits payable to Messrs. Smith and Barron, as a percentage of total compensation under the Retirement Plan, are significantly less than those of other Retirement Plan participants.
The Supplemental Plan provides additional benefits, which, when combined with benefits payable under the Retirement Plan, approximate
60 percent of average monthly compensation, which more closely aligns the benefits payable to Messrs. Smith and Barron with those of other Retirement Plan participants. The Supplemental Plan will not be a qualified plan under Section 401(a) of the Code. The Company has no obligation to fund the Supplemental Plan but will accrue for its anticipated obligations under the Supplemental Plan on an annual basis.

Retirement Plan

The Company maintains a noncontributory, defined benefit retirement plan (the "Retirement Plan") which covers all full-time associates (and certain part-time associates with 1,000 hours of service annually) of the Company and its subsidiaries. The following table sets forth annual retirement benefits payable under the Retirement Plan to associates in the specified period-of-service and compensation classifications, assuming the participant was born in 1955 or later, all service is after 1988, and retirement is at the age of 65.

                      RETIREMENT PLAN TABLE
                                Estimated Annual Pension for
                          Representative Years of Service Credit(2)
        Highest            (Exclusive of Social Security Benefits)
Consecutive Five-Year
   Average Salary(1)         10 Years      20 Years      30 Years
    $ 30,000                 $ 5,928        $11,856      $17,784
      40,000                   8,208         16,416       24,624
      50,000                  10,488         20,976       31,464
      60,000                  12,768         25,536       38,304
      70,000                  15,048         30,096       45,144
      80,000                  17,328         34,656       51,984
      90,000                  19,608         39,216       58,824
     100,000                  21,888         43,776       65,664
     125,000                  27,588         55,176       82,764
     150,000                  33,288         66,576       99,864
     160,000                  33,568         71,136      106,704

(1) Maximum recognized for benefit purposes in 1998 is $160,000.

(2) Maximum permitted in 1998 is $130,000.

                COMPARATIVE STOCK PERFORMANCE GRAPH

The Commission requires the Company to present a chart comparing the cumulative total Share Owner return on its Common Stock over a five-year period with the cumulative Share Owner return of (i) a broad equity market index, and (ii) a published industry index or a peer group selected by management. In the immediate preceding fiscal year, the Company compared the total return on its Common Stock with
(i) the Standard and Poor's 500 Index as its broad equity market index, and (ii) a peer group selected by management.

For the current fiscal year, the Company is changing both of the indices described above. On February 3, 1997, the Common Stock began to be quoted on the Nasdaq National Market. The Company has accordingly changed its broad equity market index from the Standard and Poor's 500 Index to the Nasdaq Stock Market Index. In accordance with the rules and regulations of the Commission, both of these broad equity market indices are included in this performance graph for this fiscal year. In future years, the Standard and Poor's 500 Index will no longer be included.

In addition, the Company has elected to switch from a peer group selected by management to the Nasdaq Bank Stock Index, a published industry index. The Company believes that this published industry index more accurately reflects the performance of bank holding companies, such as the Company, whose equity securities are traded on the Nasdaq Stock Market. The Company would also prefer to utilize a published industry index, as opposed to a self-constructed peer group, because such information is made publicly available to Share Owners throughout the fiscal year. In accordance with the rules and regulations of the Commission, both the self-constructed peer group and the Nasdaq Bank Stock Index are included in this performance graph for this fiscal year. In future years, the peer group information will no longer be included.

The chart below compares total return of the Common Stock overa five-year period with (i) the Standard and Poor's 500 Index, (ii) the Nasdaq Stock Market Index, (iii) the Nasdaq Bank Stock Index, and (iv) an index based upon a group of banks selected by management. The performance graph assumes an initial investment of $100 on December 31, 1992. This investment grows each year based on the total Share Owner returns of the Company's Common Stock, the Standard & Poor's 500 Index, the
Nasdaq Stock Market Index, the Nasdaq Bank Stock Index, and the market capitalization weighted returns of the selected peer group, in each case with dividends reinvested.

                               Capital City Bank Group, Inc.
                         Performance Graph as of December 31, 1997
                              12/31/92   12/31/93   12/31/94   12/31/95   12/31/96   12/31/97
Capital City Bank Group, Inc. $100.00    $112.15    $133.42    $151.21    $197.92    $388.69
Peer Group*                   $100.00    $115.97    $118.86    $170.08    $226.30    $342.19
S&P 500                       $100.00    $110.09    $111.54    $153.47    $188.71    $251.68
Nasdaq Stock Market Index     $100.00    $114.79    $112.21    $158.68    $195.19    $239.63
Nasdaq Bank Stocks Index      $100.00    $114.04    $113.63    $169.23    $223.70    $377.44

*1 The Peer Group includes Allied Bankshares, Inc., Bank of Granite Corp., Carolina First Corp., Century South
   Banks, Inc., First Bank America, Inc., (formerly Bank Texas Group, Inc.), First United Bancshares, Inc.,
   Horizon Bancorp, Inc., Jefferson Bancorp, Inc., L.S.B. Bancshares, Inc. of N.C., Leader Financial Corp.,
   Liberty Bancorp, Inc., North Fork Bancorporation, Inc., Peoples Holding Company, Main Street Bank Group
   (formerly Piedmont Bank Group, Inc.), Seacoast Banking Corp. of Florida, Simmons First National Corp.,
   Sterling Bancorp New York, and WesBanco, Inc.
2  Not all the data is available for prior years, First United Bancshares, Inc. entered in 1992, Peoples
   Holding Co. entered in 1993, Horizon Bancorp, Inc. entered in 1994, and Leader Financial Corp. entered in 1994.
3  Because data after September 1996 is not available, Leader Financial Corp.'s 1996 shareholder return is based on the data for the nine month period ending September 30, 1996.
4  Because data after January 1997 is not available, Allied Bankshares, Inc.'s 1997 shareholder return is based on the data for the one month period ending January 31, 1997.
5  Because data after May 1997 is not available, Liberty Bancorp, Inc.'s 1997 shareholder return is based on the data for the five month period ending May 31, 1997.
6  Jefferson Bancorp, Inc. stopped trading on January 3, 1997.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and any persons who beneficially own more than 10% of the Common Stock, to file with the Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock. Such persons are also required by regulations of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon on a review of (i) copies of Section 16(a) filings received by the Company during or with respect to the 1997 fiscal year, and (ii) certain written representations of its officers and directors with respect to the filing of annual reports of changes in beneficial ownership on Form 5, the Company believes that each filing required to be made pursuant to Section 16(a) of the Exchange Act during the 1997 fiscal year has been filed in a timely manner.

                       PROPOSAL TWO
          RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors has appointed Arthur Andersen LLP, independent certified public accountants, as the Company's independent auditors for the fiscal year ending December 31, 1998. Arthur Andersen LLP has served as the Company's independent auditors since the 1994 fiscal year.

It is contemplated that the services to be provided to the Company and its subsidiaries by Arthur Andersen LLP with respect to fiscal year 1998 include the audit of the Company's consolidated financial statements, limited reviews of quarterly reports, services related to filings with the Securities and Exchange Commission, preparation of the Company's tax returns and other various consultation services.

Representatives of Arthur Andersen LLP may be present at the Meeting to respond to appropriate questions and to make such statements as they may desire.

Ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1998 will require the affirmative vote of at least a plurality of the shares of Common Stock represented in person or by proxy and voted at the Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

                    SHARE OWNERS' PROPOSALS

Share Owners who intend to submit proposals to the Company's Share Owners at the 1999 Annual Meeting of Share Owners must submit such proposals to the Company no later than December 4, 1998, in order to be considered for inclusion in the Proxy Statement and Proxy to be distributed by the Board of Directors in connection with that meeting. Share Owner proposals should be submitted to J. Kimbrough Davis, Capital City Bank Group, Inc., Post Office Box 11248, Tallahassee, Florida 32302.

                          MISCELLANEOUS

The Company has filed an annual report for the fiscal year ended December 31, 1997, on Form 10-K with the Commission. Share Owners may obtain, free of charge, a copy of the Company's annual report on Form 10-K by writing to the Chief Financial Officer at the Company's corporate address.

The Board of Directors knows of no other matters which will be brought before the Meeting. Execution of Proposal Three of the proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with the decision of the Board of Directors on other business, if any, that may properly come before this meeting or any adjournments thereof.

For the Board of Directors,
/s/ J. Kimbrough Davis
J. KIMBROUGH DAVIS
Corporate Secretary

Tallahassee, Florida
April 3, 1998